Exhibit 10.1

                              ASSIGNMENT AGREEMENT

THIS AGREEMENT dated for reference the 21st day of January, 2010

BETWEEN:

               American Eagle Energy Inc., 27 North 27th Street, Suite 21G, Billings, Montana 59101

               (the "Assignee")

AND:

               Murrayfield Limited, Conference House, 152 Morrison Street, The Exchange Edinburgh EH3 8E8 United Kingdom

               ("Murrayfield" or the "Assignor")

WHEREAS:

A. Miramar Petroleum Inc. and Murrayfield entered into an assignment of oil and gas lease dated August 28, 2009, attached hereto as Exhibit "A" (the "Lease Assignment Agreement") further to a Lease Purchase and Development Agreement dated August 5, 2009 wherein Murrayfield had acquired from Miramar the "Assigned Working Interest" as defined therein, in regards to a leasehold interest in Willacy County, Texas, known as the "Sauz Ranch Prospect"; and B. Murrayfield wishes to assign to the Assignee all of Murrayfield's right, title and interest in and to the Lease Assignment Agreement and the Assigned Working Interest in accordance with the terms of this Agreement (the "Assignment").

NOW THEREFORE, in consideration of the sum of US$137,500.000 now paid by the Assignee to the Assignor (the receipt and sufficiency of which are hereby acknowledged by the Assignors), the Assignors covenant and agree as follows:

THE ASSIGNMENT AND ACCEPTANCE

1. Murrayfield hereby unconditionally forever assigns and transfers to the Assignee all of Murrayfield's right, title and interest in and to the Lease Assignment Agreement and the Assigned Working Interest and all benefits and advantages to be derived therefrom (the "Assignment").

2. The Assignor represents and warrants to the Assignee, with the knowledge that the Assignee relies upon same in entering into this Agreement, that:
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     (a)  the Assignor owns the Assigned  Working  Interest and its rights under the Lease Assignment Agreement free and clear of all liens, charges or encumbrances;

     (b) the Assignor has all requisite power and capacity, and has duly obtained all requisite authorizations and performed all requisite acts, to enter into and perform their obligations hereunder, they has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of it enforceable against it in accordance with the Agreement's terms, and the entering into of this Agreement and the performance of their obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of its constituting documents, any resolutions of their partners, any indenture, agreement or other instrument to which they are a party or by which they are bound or which the Assigned Working Interest may be subject to, or any statute, order, judgment or other law or ruling of any competent authority;

     (c) the Lease Assignment Agreement is in good standing as at the date hereof and no default has occurred therein; and

     (d) the Assignor has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and they are duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by their directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Assignor.

3. The Assignor will at all times hereafter execute and deliver, at the request of the Assignee, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Agreement. Without limiting the generality of the foregoing, the Assignors will execute such financing statements, financing change statements, notices or directions as may be necessary or advisable to cause all pertinent offices of public record to amend their records to show the interests of the Assignee in the Lease Assignment Agreement.

4. Each of the parties to this Agreement acknowledges that such party has read this document and fully understands the terms of this Agreement, and acknowledges that this Agreement has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so

5. This Agreement will enure to the benefit of the Assignee and its successors and assigns, and will be binding upon the Assignor and its successors and assigns.

6. This Agreement will be governed by and construed in accordance with the laws in force in the State of Nevada and the parties submit to the non-exclusive jurisdiction of the courts of State of Nevada in any proceedings pertaining to the Assignment or this Agreement.

7. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.
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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

AMERICAN EAGLE ENERGY INC.


Per:
    -----------------------------------
    Authorized Signatory


MURRAYFIELD LIMITED


Per:
    -----------------------------------
    Authorized Signatory
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                                    EXHIBIT A

                    LEASE PURCHASE AND DEVELOPMENT AGREEMENT